Exhibit 99

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the statement on Schedule 13G with respect to the common shares of Cascal N.V. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended.  Each of the undersigned hereby further agrees that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment.  This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated:  February 13, 2009

BIWATER INVESTMENTS LTD By: /s/ M.R.A. Duffy Name: Martin Robert Anthony Duffy Title: Director and Company Secretary

A E WHITE PERSONAL SETTLEMENT TRUST By: /s/ Gillian D. White Name: Gillian Denise White Title: Trustee By: /s/ David White Name: David Frederick Wigram White Title: Trustee

A E WHITE SETTLEMENT TRUST By: /s/ L. Haussmann Name: Lars Haussmann Title: Trustee

PERRY NOMINEES LIMITED, 1 as nominees for Lloyds TSB Private Banking re. White Family Pension Trust By: /s/ D.M. Woodfield Name: David Mark Woodfield Title: Director

/s/ A.E. White
ADRIAN EDWIN WHITE

L. JONES SETTLEMENT TRUST By: /s/ L. Haussmann Name: Lars Haussmann Title: Trustee

AREISH LIMITED By: /s/ Jeremy Smith Name: Jeremy Smith Title: Director

MR. & MRS. LESLIE JONES DISCRETIONARY SETTLEMENT TRUST By: /s/ Margaret H. Jones Name: Margaret Heather Jones Title: Trustee By: /s/ J. Justin Jones Name: John Justin Jones Title: Trustee

THE RIDGMOUNT FOUNDATION TRUST By: /s/ Leslie Jones Name: Leslie Jones Title: Trustee

/s/ Leslie Jones
LESLIE JONES

/s/ Margaret H. Jones
MARGARET HEATHER JONES